UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012

Angiotech Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

British Columbia	000-30334	98-0226269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1618 Station Street, Vancouver, BC, Canada V6A 1B6

(Address of principal executive offices)

(604) 221-7676

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 17, 2012, Deutsche Bank National Trust Company (the “Trustee”), as trustee under the Indentures (as defined below), issued the notices of redemption filed herewith as Exhibits 99.1 and 99.2 and incorporated herein by this reference, on behalf of Angiotech Pharmaceuticals, Inc., a corporation organized under the laws of British Columbia (the “Company”), to the record holder of the Company’s Senior Secured Floating Rate Notes due 2013 (the “FR Notes”, CUSIP Number 034918AH5) and the record holder of the Company’s Senior Floating Rate Notes due 2013 (the “Old FR Notes” and together with the FR Notes, the “Notes,” CUSIP Number 034918AF9). Pursuant to the Notice of Optional Partial Redemption, the Company has exercised its option to call for the partial redemption of $40,000,000 in aggregate principal amount of the FR Notes and pursuant to the Notice of Full Redemption, the Company has exercised its option to call for the full redemption of $22,000 in aggregate principal amount of the Old FR Notes at a redemption price of 100% of principal amount of the Notes, together with accrued and unpaid interest on the principal amount of the Notes to, but excluding, the redemption date, which is October 17, 2012. On the redemption date, the redemption price for the Notes will become due and payable. As of the date of the Notice of Optional Partial Redemption, there were approximately $100 million in aggregate principal amount of FR Notes outstanding.

The Company issued the FR Notes under that certain Indenture dated as of May 12, 2011, by and among the Company, as issuer, certain subsidiaries of the Company as guarantors referred to therein and Deutsche Bank National Trust Company, as trustee, as supplemented by that certain Supplemental Indenture, dated as of August 13, 2012, among the Company, the guarantors referred to therein, and Deutsche Bank National Trust Company, as trustee (the indenture, as supplemented, referred to as the “FR Notes Indenture”). The Company issued the Old FR Notes under that certain Indenture dated as of December 11, 2006, by and among the Company, as issuer, certain subsidiaries of the Company as guarantors referred to therein and Deutsche Bank National Trust Company, as successor to Wells Fargo Bank, N.A., as trustee, as supplemented by that certain Supplemental Indenture, dated as of May 12, 2011, among the Company, the guarantors referred to therein, and Deutsche Bank National Trust Company, as trustee (the indenture, as supplemented, referred to as the “Old FR Notes Indenture” and together with the FR Notes Indenture, the “Indentures”). The redemption will be made pursuant to the terms of the Indentures.

Item 8.01.	Other Events.

On September 18, 2012, Angiotech issued a press release announcing the redemption of the Notes. A copy of Angiotech’s press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit	Description

99.1	Notice of Optional Partial Redemption dated September 17, 2012.

99.2	Notice of Full Redemption dated September 17, 2012.

99.3	Press Release, dated September 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIOTECH PHARMACEUTICALS, INC. (Registrant)

Date: September 20, 2012	By:	/s/ K. Thomas Bailey
K. Thomas Bailey
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Notice of Optional Partial Redemption dated September 17, 2012.

99.2	Notice of Full Redemption dated September 17, 2012.

99.3	Press Release, dated September 18, 2012.